Exhibit 3

Power of Attorney

Each of the undersigned entities and individuals (collectively, the “Reporting Persons”) hereby authorizes and designates Westlake BioPartners Opportunity GP I, LLC or such other person or entity as is designated in writing by Beth C. Seidenberg (the “Designated Filer”) as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Form D, Form ADV, Schedule 13D, Schedule 13F, Schedule 13G, Schedule 13H, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the “Act”) and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the “Exchange Act”) or any other domestic or international state, federal or national agency (collectively, the “Reports”) with respect to each Reporting Person’s ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).

Each Reporting Person hereby further (i) authorizes and designates Jennifer L. Kercher (the “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted and (ii) approves and ratifies all prior Reports executed and/or filed on behalf of each such Reporting Person by the Authorized Signatory.

The authority of the Designated Filer and the Authorized Signatory under this Power of Attorney with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with the Act or the Exchange Act.

Date: February 6, 2024

WESTLAKE BIOPARTNERS OPPORTUNITY FUND I, L.P.		WESTLAKE BIOPARTNERS OPPORTUNITY GP I, LLC
a Delaware Limited Partnership		a Delaware Limited Liability Company

By:	Westlake BioPartners Opportunity GP I, LLC	By:	/s/ Sean E. Harper
	a Delaware Limited Liability Company		Sean E. Harper
	Its General Partner		Managing Director

By:	/s/ Sean E. Harper	By:	/s/ Beth C. Seidenberg
	Sean E. Harper		Beth C. Seidenberg
	Managing Director		Managing Director

By:	/s/ Beth C. Seidenberg	SEAN E. HARPER
Beth C. Seidenberg
	Managing Director	By:	/s/ Sean E. Harper
Sean E. Harper
BETH C. SEIDENBERG

By:	/s/ Beth C. Seidenberg
Beth C. Seidenberg